Exhibit 10.59

FORM OF FREESCALE

INDEMNIFICATION AGREEMENT

AGREEMENT, dated as of [—], 2011, by and between Freescale Semiconductor Holdings I, Ltd., a Bermuda exempted limited liability company (the “Company”), and [                    ] (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s bye-laws, as amended from time to time (“Bye-Laws”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and the Indemnitee serves as a director and/or officer of the Company, in part, in reliance on such provisions in the Company’s Bye-Laws;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company, and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future;

WHEREAS, the parties intend that any rights the Indemnitee may have from Indemnitee-Related Entities (as defined herein) shall be secondary to the primary obligation of the Company to indemnify and hold harmless the Indemnitee under this Agreement; and

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner and the Indemnitee’s reliance on the Company’s Bye-Laws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Company’s Bye-Laws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Company’s Bye-Laws or any change in the composition of the governing bodies of the Company or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, on its behalf or at its request, as an officer, director, manager, member, partner, tax matters partner, fiduciary or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)	Agreement: shall mean this Indemnification Agreement, as amended from time to time hereafter.

(b)	Board of Directors: shall mean the Board of Directors of the Company.

(c)

Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Freescale Holdings L.P. and the Sponsors and their respective affiliates and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then issued and outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii) of this definition or a director whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) whose election to the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve an amalgamation, scheme of arrangement, merger or consolidation of the Company with any other corporation, other than an amalgamation, scheme of arrangement, merger or consolidation which would result in the Voting Securities of the Company issued and outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such amalgamation, scheme of arrangement, merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(d)	Claim: means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by (or in the right of) any member of the Group, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(e)	Group: means the Company and its direct and indirect subsidiaries from time to time.

(f)

Indemnifiable Expenses: means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim by reason of the fact that the Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of any member of the Group, or while serving as a director or officer of any member of the Group, is or was serving or has agreed to serve on behalf of or at the request of any member of the Group as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, whether occurring before, on or after the date of this Agreement (any such event, an “Indemnifiable Event”), (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of any member of the Group, including, without limitation, any indebtedness which any member of the Group has assumed or taken subject to, and (iii) any liabilities which the Indemnitee incurs as a result of acting on behalf of a member of the Group (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(g)	Indemnitee-Related Entities: means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(h)	Independent Legal Counsel: means an attorney or firm of attorneys (following a Change in Control, selected in accordance with the provisions of Section 3 hereof), who is experienced in the matters of corporate law and who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(i)	Jointly Indemnifiable Claim: means any Claim for which the Indemnitee shall be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement or the certificate of incorporation, memorandum of association, bye-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company and an Indemnitee-Related Entity.

(j)	Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(k)	Reviewing Party: means any appropriate person or body consisting of a member or members of the Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.

(l)	Sponsors: means, collectively, (i) Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P., Blackstone Family Investment Partnership (Cayman) V L.P., Blackstone Family Investment Partnership (Cayman) V-A L.P., Blackstone Participation Partnership (Cayman) V L.P., BCP V Co-Investors (Cayman) L.P., Blackstone Firestone Transaction Participation Partners (Cayman) L.P., and Blackstone Firestone Principal Transaction Partners (Cayman) L.P., (ii) Carlyle Partners IV Cayman, LP, CPIV Coinvestment Cayman, LP, Carlyle Asia Partners II, LP, CAP II Co-Investment, LP, CEP II Participations, S.a r.l. SICAR, Carlyle Japan Partners, L.P., and CJP Co-Investment, L.P., (iii) Permira IV L.P.2, Permira Investments Limited, P4 Co-Investment L.P., P4 Sub L.P.1, Uberior Co-Investments Limited, European Strategic Partners, European Strategic Partners Scottish B, European Strategic Partners Scottish C, European Strategic Partners 1-LP, ESP Co-investment Limited Partnership, ESP II Conduit LP, ESP 2004 Conduit LP, ESP 2006 Conduit LP, ESP Tidal Reach LP, Edcastle Limited Partnership, North American Strategic Partners, L.P., Rose Nominees Limited a/c 21425, A.S.F. Co-Investment Partners III, L.P., Wilshire U.S. Private Markets Fund VII, L.P., Wilshire Private Markets Short Duration Fund I, L.P. and Partners Group Access III, L.P., Inc., and (iv) TPG Partners IV — AIV, L.P. and TPG Partners V — AIV, L.P.

(m)	Voting Securities: means any securities of the Company which vote generally in the election of directors to the Board of Directors.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee, or cause the Indemnitee to be indemnified, to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time; provided, however, that no change in applicable law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on applicable law as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than twenty (20) days after written demand is presented to the Company, against any and all Indemnifiable Expenses.

(b) If so requested by the Indemnitee, the Company shall advance, or cause to be advanced (within two business days of such request), any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that the Indemnitee is not entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c) Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Company has joined in or the Board of Directors of the Company has authorized or consented to the initiation of such Claim or (ii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law).

(d) Without limiting the foregoing or the rights of the Indemnitee pursuant to Sections 2(a) and 2(b), a determination by the Company that the Indemnitee is not entitled to indemnification pursuant to Section 2(a) shall be made only by the Reviewing Party pursuant to a legal opinion. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party within thirty (30) days after written demand is presented to the Company or if the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the States of New York or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance, until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

(e) To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination by the Reviewing Party that the Indemnitee is not entitled to indemnification under applicable law.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Company’s Memorandum of Association or of the Bye-Laws hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2(b), which are incurred by the Indemnitee in connection with any action brought by the Indemnitee, the Company or any other Person with respect to the Indemnitee’s right to: (i) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Company’s Memorandum of Association or the Bye-Laws, now or hereafter in effect, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Indemnifiable Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

5. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred in connection therewith.

6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, any finder of fact or other relevant person shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that the Indemnitee is not so entitled.

7. Reliance as Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

9. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Memorandum of Association, the Bye-Laws or the Companies Act 1981, as amended of Bermuda or otherwise. To the extent that a change in applicable law or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Memorandum of Association and the Bye-Laws, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Company’s Bye-Laws, it is the intent of the parties hereto that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein, in the Company’s Memorandum of Association or the Bye-Laws. No amendment or alteration of the Company’s Memorandum of Association or the Bye-Laws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement. No limitation of the Indemnitee’s rights pursuant to this Agreement shall in any way limit, or imply any limitation of, the Indemnitee’s rights under any other agreement or under applicable law.

10. Liability Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing the Indemnitee with coverage for any liability asserted against, or incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to the Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The

Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

12. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Subrogation. Subject to Section 14, in the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

14. Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise due to the relationship between the Indemnitee-Related Entities and the Company and the service of the Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 14, entitled to enforce this Section 14 against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

15. No Duplication of Payments. Subject to Section 14 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Company’s Bye-Laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

16. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that (A) the Company shall not be entitled, without the written consent of the Indemnitee, to assume the defense of any Claim by or in the right of the Company and (B) if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee and the Indemnitee concludes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee. In no event shall the Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection. To the fullest extent permitted by applicable law, the Company’s assumption of the defense of a Claim pursuant to this Section 16 will constitute an irrevocable acknowledgement by the Company that any Indemnifiable Expenses incurred by or for the account of the Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 2 of this Agreement. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of the Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances.

17. No Adverse Settlement. The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of any Claim(s), or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing the Indemnitee’s rights hereunder, including, without limitation, the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

18. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, amalgamation, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor(s) (whether directly or indirectly, whether in one or a series of transactions, and whether by purchase, amalgamation, merger, consolidation, or otherwise) to all or a significant portion of the business and/or assets of the Company and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to the Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Company from its obligations hereunder and any obligations shall thereafter be joint and several. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company and/or on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. Neither this Agreement nor any duties or responsibilities pursuant hereto may be assigned by the Company to any other person or entity without the prior written consent of the Indemnitee.

19. Security. To the extent requested by the Indemnitee, the Company shall at any time and from time to time provide security to the Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, funded trust or other collateral or by other means. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

20. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Section or paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section or paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

21. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

22. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

(a)	If to the Company, to:

Freescale Semiconductor Holdings I, Ltd.

6501 William Cannon Drive West

Austin, Texas 78735

Fax: (512) 996-6853

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Fax: (212) 735-2000

Attn: Allison R. Schneirov

          Mark C. Smith

(b)	If to the Indemnitee, to the address set forth on Annex A hereto.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

25. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:
Name:
Title:

[Indemnitee]

Annex A

Name and Business Address.

Attn:
Tel:
Fax: